American International Holdings Corp. 10-Q/A

Exhibit 32.2

Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Charles R. Zeller, Director and Interim Chief Financial Officer of American International Holdings Corp., formerly Delta Seaboard International, Inc., a Texas corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Quarterly Report of Form 10-Q for the period ended June 30, 2015.

The undersigned certifies that the above annual report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above quarterly report fairly presents, in all respects, the financial condition of American International Holdings Corp. and results of its operations.

Date:	August 20, 2015

By:	/s/ Charles R. Zeller
Charles R. Zeller
Director and Interim Chief Financial Officer